UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 24, 2011

Cogdell Spencer Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32649	20-3126457
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

4401 Barclay Downs Drive, Suite 300

Charlotte, North Carolina 28209

Telephone: (704) 940-2900

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 24, 2011, Cogdell Spencer Inc., a Maryland corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cogdell Spencer LP, a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership” or “OP”), Ventas, Inc., a Delaware corporation (“Parent”), TH Merger Corp, Inc., a Maryland corporation and Parent’s wholly-owned subsidiary (“MergerSub”), and TH Merger Sub, LLC, a Delaware limited liability company and Parent’s wholly owned subsidiary (“OP MergerSub”, and, together with Parent and MergerSub, the “Purchaser Parties”). The Merger Agreement provides for the merger of the Company with MergerSub (the “Merger”) and the merger of OP MergerSub with and into the OP (the “Partnership Merger” and, together with the Merger, the “Mergers”).

At the effective time of the Merger, each share of Company common stock that remains outstanding immediately prior to the effective time (other than shares of Company common stock owned directly or indirectly, by the Company or any of the Company’s subsidiaries, Parent, or MergerSub or any other direct or indirect subsidiary of Parent (which shall be cancelled and retired and shall cease to exist and for which no consideration shall be delivered)) will be automatically cancelled and converted into the right to receive $4.25 in cash (the “Per Share Consideration”), without interest.

At the effective time of the Merger, each share of the Company’s Series A Preferred Stock that remains outstanding immediately prior to the effective time (other than shares of Series A Preferred Stock owned, directly or indirectly, by the Company or any of the Company’s subsidiaries, Parent, or MergerSub or any other direct or indirect subsidiary of Parent (which shall be cancelled and retired and shall cease to exist and for which no consideration shall be delivered)) will be automatically cancelled and converted into the right to receive an amount in cash equal to $25.00, plus all accrued and unpaid dividends thereon through and including the Closing Date (the “Per Share Preferred Consideration”), without interest.

At the effective time of the Partnership Merger, each OP Unit issued and outstanding immediately prior to the effective time (other than OP Units owned directly or indirectly, by the Company or any of the Company’s wholly owned subsidiaries) will be automatically cancelled and converted into the right to receive Per Share Consideration.

Consummation of the Merger is subject to certain conditions, including without limitation (i) the affirmative vote of the holders of not less than a majority of the outstanding shares of Company Common Stock and (ii) consummation of the transactions contemplated by the Purchase Agreement (described below).

Parent has represented and warranted to the Company that on the closing date the Purchaser Parties will have sufficient funds to satisfy all of the obligations of the Purchaser Parties under the Merger Agreement.

Under the Merger Agreement, the Company is subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to and engage in discussions with third parties regarding alternative acquisition proposals. The no-shop provision is subject to a customary provision which allows the Company under certain circumstances to provide information to and participate in discussions with third parties with respect to unsolicited alternative acquisition proposals that the Board of Directors has determined are or are reasonably likely to lead to, if consummated, a transaction more favorable to the Company’s stockholders than the proposed transaction contemplated by the Merger Agreement.

The Merger Agreement contains certain termination rights for the Company and Parent.  Upon termination of the Merger Agreement under specified circumstances, the parties may be required to pay the other party a termination fee. If the Company is required to pay a termination fee as a result of the Company entering into an alternative acquisition agreement or making an adverse change in its recommendation of the Merger, the amount of the termination fee is $15 million plus reimbursement to Parent for all reasonable out-of-pocket fees and expenses incurred by or on behalf of Parent in an amount equal to $5 million. The Merger Agreement also provides that Parent will be required to pay the Company a termination fee of $15 million plus expense reimbursement equal to $5 million if the Merger Agreement is terminated under certain circumstances because Parent fails to complete the Merger or otherwise breaches its obligations under the Merger Agreement. In certain other termination scenarios, such as the failure of the holders of Company common stock to approve the transactions notwithstanding the Company’s Board recommendation, the Company may be obligated to reimburse Parent for its reasonable out-of-pocket fees and expenses equal to $5 million, but will not be required to pay Parent the termination fee.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and MergerSub. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by confidential disclosures made to Parent and MergerSub in connection with the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files with the SEC.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Simultaneously with the execution of the Merger Agreement, the Company’s subsidiary, Cogdell Spencer TRS Holdings, LLC (“TRS Holdings”), entered into a stock purchase agreement (the “Purchase Agreement”) with Madison DB Acquisition, LLC (“Madison DB”), pursuant to which Madison DB will acquire all of the shares of MEA Holdings, Inc. (“MEA”), which, together with its subsidiaries, engage in design-build and related advisory services under the Marshall Erdman name (the “Erdman Business”). TRS Holdings will, prior to closing, contribute $11,720,000 (subject to certain adjustments) to MEA, and will extinguish certain intercompany indebtedness of MEA. At closing, Madison DB will pay $1.00 (the “Cash Purchase Price”) to TRS Holdings and will contribute $11,720,000 (subject to certain adjustments) in working capital to MEA. Consummation of the transactions contemplated by the Purchase Agreement is subject to customary closing conditions, including satisfaction of all conditions to closing of the Mergers.

In connection with the entering of the Purchase Agreement, Lubar Equity Fund, LLC (the Guarantor”) has agreed to guarantee certain obligations of Madison DB under the Purchase Agreement, on the terms and subject to the conditions set forth in a limited guarantee in favor of TRS Holdings dated December 24, 2011 (the “Limited Guarantee”), including the payment of certain monetary obligations that may be owed by Madison DB pursuant to the Purchase Agreement, including any termination fee that may become payable by Madison DB (the “Limited Guarantee”).

Additionally, the Guarantor is executing an equity commitment letter in favor of TRS Holdings (the “Equity Commitment Letter”) pursuant to which the Guarantor agrees that it will, and/or will cause one or more of its affiliates or coinvestors to, capitalize Madison DB, at or prior to the closing of the transactions, with an aggregate equity contribution in an amount (the “Commitment”), which is necessary to (i) fund the aggregate Cash Purchase Price and Buyer Working Capital Obligation of Madison DB under the Purchase Agreement, and (ii) pay for all fees and expenses reasonably expected to be incurred by Madison DB in connection with the transactions contemplated by the Purchase Agreement. The Limited Guarantee is subject to a cap on payments by the Guarantor equal to the Commitment under the Equity Commitment Letter.

Mr. David Lubar, one of the Company’s directors, is a principal of the investment fund that is providing Madison DB with its required equity funding.  Mr. Lubar was excluded from, and did not participate in, deliberations of the Company’s Board of Directors regarding the Merger Agreement and the Purchase Agreement.

Except as described below, the Company stockholders will not receive any consideration from the sale of MEA pursuant to the Purchase Agreement distinct from the consideration received pursuant to the Merger Agreement.  Under the Purchase Agreement, during the period beginning on December 24, 2011 and continuing until 12:01 a.m. (EST) on February 10, 2012 (the “Go-Shop Period”), TRS Holdings, MEA or its subsidiaries may initiate, solicit and encourage any alternative acquisition proposals from third parties, provide non-public information and participate in discussions and negotiate with third parties with respect to alternative proposals to acquire MEA and the Erdman Business, and terminate the Purchase Agreement in order to enter into an agreement to sell MEA and the Erdman Business to a third party (a “Substitute Purchase Agreement”), which Substitute Purchase Agreement is expected to contain the same general terms and conditions as the Purchase Agreement.  In the event TRS Holdings enters into a Substitute Purchase Agreement, it must pay to Madison DB a termination fee of $400,000 and, pursuant to the terms of the Merger Agreement, the Company and the OP would, prior to consummation of the Mergers, distribute to the Company’s stockholders and the holders of OP Units an amount in cash equal to the net proceeds (after deduction of certain incremental expenses) from the sale of the Erdman Business pursuant to the Substitute Purchase Agreement.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement attached hereto as Exhibit 2.2, which is incorporated herein by reference.

Assuming all necessary conditions are satisfied, which cannot be guaranteed, the Mergers are expected to close in the first half of 2012.

Item 8.01 Other Events.

On December 27, 2011, the Company issued a joint press release with Ventas, Inc. announcing that it had entered into the Merger Agreement with Ventas, Inc. and the Purchase Agreement with Madison DB. A copy of the press release is filed as Exhibit 99.1 hereto.  Also on December 27, 2011, the Company’s and Ventas, Inc.’s Chief Executive Officers sent a joint letter to the employees of the Company. A copy of this letter is filed as Exhibit 99.2 hereto.

Forward-Looking Statements

We have made forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in this report and the exhibits hereto. The words “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “seeks,” “may” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance and achievements, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Certain factors that could cause actual events not to occur as expressed in the forward-looking statement include among others: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement or the stock purchase agreement; the outcome of any legal proceedings that have been, or will be, instituted against the Company related to the merger agreement or the stock purchase agreement; the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger or stock purchase; the failure to obtain the necessary financing arrangements set forth in the equity commitment letter delivered pursuant to the stock purchase agreement; risks that the proposed transactions disrupt current plans and operations and the potential difficulties in employee retention as a result of the proposed transactions; the effects of local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the Securities and Exchange Commission (the “SEC”).

Although we presently believe that the plans, expectations and results expressed in or suggested by the forward-looking statements are reasonable, all forward-looking statements are inherently subjective, uncertain and subject to change, as they involve substantial risks and uncertainties beyond our control. New factors emerge from time to time, and it is not possible for us to predict the nature, or assess the potential impact, of each new factor on our business. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any of our forward-looking statements for events or circumstances that arise after the statement is made, except as otherwise may be required by law.  This list of risks and uncertainties, however, is only a summary of some of the most important factors and is not intended to be exhaustive. Additional information regarding risk factors that may affect us is included under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Additional Information and Where to Find It

In connection with the proposed merger, Cogdell Spencer Inc. (the “Company”) will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the holders of the Company’s common stock. THE

COMPANY’S SECURITY HOLDERS ARE URGED TO READ THAT PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. The Company’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The holders of Company common stock will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Cogdell Spencer Inc., 4401 Barclay Downs Drive, Suite 300, Charlotte, North Carolina 28209, attn: Corporate Secretary, or from the Company’s website, http://www.cogdell.com.

The Company, Parent and their directors and officers may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock with respect to the meeting of stockholders that will be held to consider the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2011 Annual Meeting of stockholders, which was filed with the SEC on March 25, 2011. Information about Parent’s directors and executive officers is set forth in the proxy statement for Parent’s 2011 Annual Meeting of Stockholders, which was filed by Parent with the SEC on March 28, 2011. Stockholders may obtain additional information regarding the interests of such potential participants in the proposed merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated December 24, 2011, among Cogdell Spencer Inc., Cogdell Spencer LP, Ventas, Inc., TH Merger Sub, LLC and TH Merger Corp, Inc.

2.2	Stock Purchase Agreement, dated December 24, 2011, among Madison DB Acquisition, LLC, Cogdell Spencer TRS Holdings, LLC, and Cogdell Spencer Inc., as guarantor.

99.1	Joint press release of Cogdell Spencer Inc. and Ventas, Inc. dated December 27, 2011

99.2	Joint Letter from the Chief Executive Officers of Cogdell Spencer Inc. and Ventas, Inc. to all Cogdell Spencer Employees

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2011

COGDELL SPENCER INC.
(Registrant)

By:	/s/ Charles M. Handy
Name: Charles M. Handy
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated December 24, 2011, among Cogdell Spencer Inc., Cogdell Spencer LP, Ventas, Inc., TH Merger Sub, LLC and TH Merger Corp, Inc.

2.2	Stock Purchase Agreement, dated December 24, 2011, among Madison DB Acquisition, LLC, Cogdell Spencer TRS Holdings, LLC, and Cogdell Spencer Inc., as guarantor.

99.1	Joint press release of Cogdell Spencer Inc. and Ventas, Inc. dated December 27, 2011

99.2	Joint Letter from the Chief Executive Officers of Cogdell Spencer Inc. and Ventas, Inc. to all Cogdell Spencer Employees